UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

December 4, 2006

Date of Report (Date of earliest event reported)

METALDYNE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12068	38-2513957
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

47659 Halyard Drive, Plymouth, Michigan 48170

(Address of principal executive offices)

(734) 207-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously disclosed, Metaldyne Corporation (“Metaldyne”) has entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 27, 2006, by and among Metaldyne, Asahi Tec Corporation, a Japanese corporation (“Asahi Tec”), and Argon Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Asahi Tec (“Acquisition Sub”), pursuant to which Acquisition Sub will merge into Metaldyne (the “Merger”) and Metaldyne, as the surviving corporation of the Merger, will become a wholly-owned subsidiary of Asahi Tec.  This Form 8-K is furnished solely with a view towards compliance with Regulation FD and will not be deemed an admission of materiality of any information provided herein.

The Merger Agreement requires that, among other things, Metaldyne obtain specified consents and waivers to permit the acquisition and other matters (including waivers of change of control provisions) from holders of a majority of each of Metaldyne’s 11% senior subordinated notes due 2012, 10% senior subordinated notes due 2014 and 10% senior notes due 2013.  As previously announced, Metaldyne entered into confidentiality agreements with members of a steering committee of holders of the 11% senior subordinated notes due 2012 and members of a steering committee of holders of 10% senior notes due 2013 for the purpose of discussing the terms upon which such consents and waivers might be obtained.  The confidentiality agreements require the members of the committees to maintain the confidentiality of information concerning the proposed transactions that has not been the subject of previous disclosure by Metaldyne or that relates to potential terms for the consent solicitations, as well as any other information that is material and non-public.  The confidentiality agreements expressly require that Metaldyne disclose such confidential information not later than the expiration of the confidentiality agreements, as extended, which occurred on December 1, 2006.

On November 27, 2006, Metaldyne received a consent and waiver for the required matters from the sole record holder of Metaldyne’s 10% senior subordinated notes due 2014.  As of December 4, 2006, Metaldyne received written consents and waivers from members of the steering committee for Metaldyne’s 11% senior subordinated notes due 2012 and members of the steering committee for Metaldyne’s 10% senior notes due 2013.  These holders have represented to Metaldyne that they are the beneficial owners of 59% of the outstanding principal amount of Metaldyne’s 11% senior subordinated notes due 2012 and 62% of the outstanding principal amount of Metaldyne’s 10% senior notes due 2013.  The consents and waivers are subject to customary terms and conditions.

Pursuant to the consents and waivers, the consenting members of the steering committees have agreed to proposed amendments to the indentures governing the applicable notes that (i) permit the merger to be consummated, (ii) facilitate the operations of Metaldyne as a subsidiary of Asahi Tec following the merger, (iii) permit the previously declared distribution of shares of TriMas Corporation common stock owned by Metaldyne, (iv) waive the obligation of Metaldyne to offer to purchase notes at 101% of their principal amount following the merger and (v) make certain other changes, including provisions for the pledge of collateral to secure the notes, provisions requiring that Metaldyne make an offer to purchase up to $25 million of senior notes at par following the Merger and a requirement to reduce debt with up to $50 million of proceeds of certain equity issuances by Asahi Tec which would be contributed to Metaldyne.  The consenting steering committee members have also agreed to the terms and conditions of an intercreditor agreement governing the relationship of the noteholders and Metaldyne’s senior bank lenders with respect to the collateral.

Under the terms of each consent, upon consummation of the Merger and the satisfaction of other customary conditions, each holder of 10% senior notes due 2013 will be paid a consent fee of $80.00 in cash per $1,000 principal amount of notes (without interest) and each holder of 11% senior subordinated notes due 2012 will be paid a consent fee of $127.50 in cash per $1,000 principal amount of notes (without interest).

The form of the consent received from certain beneficial holders of Metaldyne’s 10% senior notes due 2013 is attached to this Form 8-K as Exhibit 99.1.  The form of the consent received from certain beneficial holders of Metaldyne’s 11% senior subordinated notes due 2012 is attached to this Form 8-K as Exhibit 99.2.  Referenced in these consents are the forms of the proposed amendments to the indentures governing the 11% senior subordinated notes due 2012 and 10% senior notes due 2013 and a term sheet outlining the terms and conditions for an intercreditor agreement that will govern the relationship of the creditors that are secured by the collateral that will be pledged to secure the senior bank debt and Metaldyne’s notes.  Attached to this Form 8-K as Exhibit 99.3 is the form of the consent received from the sole record holder of Metaldyne’s 10% senior subordinated notes due 2014, without exhibits thereto; the amendments to the indenture governing such notes are required to conform to the relevant terms of the consent obtained from the holders of the 11% senior subordinated notes due 2012.  Attached to this Form 8-K as Exhibit 99.4 is a draft of the consent solicitation document that, once finalized, is expected to be distributed to all holders of these notes to afford them an opportunity to consent and receive a consent fee.  This draft was supplied to the holders of the 10% senior notes due 2013 and the 11% senior subordinated notes due 2012 that signed the consents. The agreed forms of the proposed amendments and the term sheet for the intercreditor agreement are attached to the consent solicitation statement.

Since the members of the steering committees may own their notes in “street name” and, therefore, may not be the holders of record of the notes, they have agreed to provide instruction letters directing the persons in whose name their notes are held to deliver a consent form on their behalf, which is a further step necessary for the consents to be effective under the applicable indentures.

Asahi Tec has informed Metaldyne that the proposed amendments, intercreditor agreement terms and consent solicitation terms set forth in the consents delivered by the members of the steering committees will satisfy the requirements of the applicable condition in the Merger Agreement.

Closing of the Merger remains subject to various conditions and there can be no assurance that the conditions to the Merger, including those in the financing commitments and stock purchase agreements relating to reinvestment of Merger proceeds, will be satisfied.

With the consent of Asahi Tec, Metaldyne intends to promptly commence the consent solicitations pursuant to customary documentation to afford all noteholders the opportunity to consent and receive consent payments.  The record date for the consent solicitation is December 4, 2006.

On December 4, 2006, the Company issued a press release announcing receipt of the consents.  A copy of this press release is attached hereto as Exhibit 99.5 and is hereby incorporated into this Item 7.01 by reference.

*   *   *   *

Information regarding the participants and their interests in the solicitation discussed above is set forth in the Preliminary Information Statement in Schedule 14C, Preliminary Proxy Statement in Schedule 14A and Schedule 13E-3 filed by Metaldyne with SEC on November 29, 2006.  WE URGE INVESTORS TO READ THE AMENDED INFORMATION/PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

99.1         Form of consent from certain beneficial holders of 10% senior notes due 2013.

99.2         Form of consent from certain beneficial holders of 11% senior subordinated notes due 2012.

99.3         Consent from the sole record holder of 10% senior subordinated notes due 2014 (without attachment).

99.4         Form of draft Consent Solicitation Statement.

99.5         Press Release, dated December 4, 2006, of Metaldyne Corporation, announcing receipt of the consents from noteholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2006

METALDYNE CORPORATION

By:	/s/ Jeffrey M. Stafeil
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President
and Chief Financial Officer